EXHIBIT 10.9

BUSINESS LOAN AGREEMENT

Principal	Loan Date	Maturity	CL Transaction No	Product	Loan Account No
$3,500,000.00	10-16-24	10-16-25	CBT-3409626	Line of Credit	

Reference in the boxes above are for Lender's use only and do no limit the applicability of this document to any particular loan or item
Any items above containing"******* has been omitted do to text length limitations.

Borrower:	Rivulet Entertainment, Inc. 7659 E. Wood Drive Scottsdale, AZ 85260	**Lender:**	Zions Bancorporation, N.A. dba California Bank & Trust Encino Branch 16130 Ventura Blvd. Encino, CA 91436

THIS BUSINESS LOAN AGREEMENT dated October 16, 2024, is made and executed between Rivulet Entertainment, Inc. ("Borrower") and Zions Bancorporation, **N.A.** dba California Bank & Trust ("Lender") on the following terms and conditions. Borrower has received prior commercial loans from Lender or has applied to Lender for a commercial loan or loans or other financial accommodations, including those which may be described on any exhibit or schedule attached to this Agreement. Borrower understands and agrees that: (A) in granting, renewing, or **extending any Loan, Lender is relying upon Borrower's representations, warranties, and agreements as set forth in this Agreement; (B) the granting, renewing, or extending of any Loan by Lender at all times shall be subject to Lender's sole judgment and discretion; and (C) all such Loans shall be and remain subject to the terms and conditions of this Agreement.**

TERM. This Agreement shall be effective as of October 16, 2024, and shall continue in full force and effect until such time as all of Borrower's Loans in favor of Lender have been paid in full, including principal, interest, costs, expenses, attorneys' fees, and other fees and charges, or until such time as the parties may agree in writing to terminate this Agreement.

LINE OF CREDIT. The Indebtedness contemplates multiple loan advances. Advances under the Indebtedness, as well as directions for payment from Borrower's accounts, may be requested either orally or in writing by Borrower. Lender may, but need not require that all non-written requests be confirmed in writing. Borrower agrees to be liable for all sums either (A) advanced in accordance with the instructions of an authorized person as described in the "Advance Authority" section below or (B) credited to any of Borrower's accounts with Lender.

ADVANCE AUTHORITY. The following person or persons are authorized to request advances and authorize payments under the line of credit until Lender receives from Borrower, at Lender's address shown above, written notice of revocation of such authority: **Walter Geldenhuys, President of Rivulet Entertainment, Inc.; and Diana Jakowchuk, Secretary of Rivulet Entertainment, Inc.**

CONDITIONS PRECEDENT TO EACH ADVANCE. Lender's obligation to make the initial Advance and each subsequent Advance under this Agreement shall be subject to the fulfillment to Lender's satisfaction of all of the conditions set forth in this Agreement and in the Related Documents.

Loan Documents. Borrower shall provide to Lender the following documents for the Loan: (1) the Note; (2) Security Agreements granting to Lender security interests in the Collateral; (3) financing statements and all other documents perfecting Lender's Security Interests; (4) evidence of insurance as required below; (5) guaranties; (6) together with all such Related Documents as Lender may require for the Loan; all in form and substance satisfactory to Lender and Lender's counsel.

Borrower's Authorization. Borrower shall have provided in form and substance satisfactory to Lender properly certified resolutions, duly authorizing the execution and delivery of this Agreement, the Note and the Related Documents. In addition, Borrower shall have provided such other resolutions, authorizations, documents and instruments as Lender or its counsel, may require.

Payment of Fees and Expenses. Borrower shall have paid to Lender all fees, charges, and other expenses which are then due and payable as specified in this Agreement or any Related Document.

Representations and Warranties. The representations and warranties set forth in this Agreement, in the Related Documents, and in any document or certificate delivered to Lender under this Agreement are true and correct.

No Event of Default. There shall not exist at the time of any Advance a condition which would constitute an Event of Default under this Agreement or under any Related Document.

REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date of each disbursement of loan proceeds, as of the date of any renewal, extension or modification of any Loan, and at all times any Indebtedness exists:

Organization. Borrower is a corporation for profit which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of Nevada. Borrower is duly authorized to transact business in all other states in which Borrower is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Borrower is doing business. Specifically, Borrower is, and at all times shall be, duly qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. Borrower has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. Borrower maintains an office at 7659 E. Wood Drive, Scottsdale, AZ 85260. Unless Borrower has designated otherwise in writing, the principal office is the office at which Borrower keeps its books and records including its records concerning the Collateral. Borrower will notify Lender prior to any change in the location of Borrower's state of organization or any change in Borrower's name. Borrower shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to Borrower and Borrower's business activities.

Assumed Business Names. Borrower has filed or recorded all documents or filings required by law relating to all assumed business names used by Borrower. Excluding the name of Borrower, the following is a complete list of all assumed business names under which Borrower does business: **None.**

Authorization. Borrower's execution, delivery, and performance of this Agreement and all the Related Documents have been duly authorized

by all necessary action by Borrower and do not conflict with, result in a violation of, or constitute a default under (1) any provision of (a) Borrower's articles of incorporation or organization, or bylaws, or (b) any agreement or other instrument binding upon Borrower or (2) any law, governmental regulation, court decree, or order applicable to Borrower or to Borrower's properties.

Financial Information. Each of Borrower's financial statements supplied to Lender truly and completely disclosed Borrower's financial

condition as of the date of the statement, and there has been no material adverse change in Borrower's financial condition subsequent to the date of the most recent financial statement supplied to Lender. Borrower has no material contingent obligations except as disclosed in such financial statements.

Legal Effect. This Agreement constitutes, and any instrument or agreement Borrower is required to give under this Agreement when delivered will constitute legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

Properties. Except as contemplated by this Agreement or as previously disclosed in Borrower's financial statements or in writing to Lender and as accepted by Lender, and except for property tax liens for taxes not presently due and payable, Borrower owns and has good title to all of Borrower's properties free and clear of all Security Interests, and has not executed any security documents or financing statements relating to such properties. All of Borrower's properties are titled in Borrower's legal name, and Borrower has not used or filed a financing statement under any other name for at least the last five (5) years.

Hazardous Substances. Except as disclosed to and acknowledged by Lender in writing, Borrower represents and warrants that: (1) During the period of Borrower's ownership of the Collateral, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance by any person on, under, about or from any of the Collateral. (2) Borrower has no knowledge of, or reason to believe that there has been (a) any breach or violation of any Environmental Laws; (b) any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance on, under, about or from the Collateral by any prior owners or occupants of any of the Collateral; or (c) any actual or threatened litigation or claims of any kind by any person relating to such matters. (3) Neither Borrower nor any tenant, contractor, agent or other authorized user of any of the Collateral shall use, generate, manufacture, store, treat, dispose of or release any Hazardous Substance on, under, about or from any of the Collateral; and any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations, and ordinances, including without limitation all Environmental Laws. Borrower authorizes Lender and its agents to enter upon the Collateral to make such inspections and tests as Lender may deem appropriate to determine compliance of the Collateral with this section of the Agreement. Any inspections or tests made by Lender shall be at Borrower's expense and for Lender's purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Borrower or to any other person. The representations and warranties contained herein are based on Borrower's due diligence in investigating the Collateral for hazardous waste and Hazardous Substances. Borrower hereby (1) releases and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and (2) agrees to indemnify, defend, and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release of a hazardous waste or substance on the Collateral. The provisions of this section of the Agreement, including the obligation to indemnify and defend, shall survive the payment of the Indebtedness and the termination, expiration or satisfaction of this Agreement and shall not be affected by Lender's acquisition of any interest in any of the Collateral, whether by foreclosure or otherwise.

Litigation and Claims. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or threatened, and no other event has occurred which may materially adversely affect Borrower's financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing.

Taxes. To the best of Borrower's knowledge, all of Borrower's tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

Lien Priority. Unless otherwise previously disclosed to Lender in writing, Borrower has not entered into or granted any Security Agreements, or permitted the filing or attachment of any Security Interests on or affecting any of the Collateral directly or indirectly securing repayment of Borrower's Loan and Note, that would be prior or that may in any way be superior to Lender's Security Interests and rights in and to such Collateral.

Binding Effect. This Agreement, the Note, all Security Agreements (if any), and all Related Documents are binding upon the signers thereof, as well as upon their successors, representatives and assigns, and are legally enforceable in accordance with their respective terms.

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, so long as this Agreement remains in effect, Borrower will:

Notices of Claims and Litigation. Promptly inform Lender in writing of (1) all material adverse changes in Borrower's financial condition, and (2) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower or any Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor.

Financial Records. Maintain its books and records in accordance with GAAP, or an OCBOA acceptable to Lender, applied on a consistent basis, and permit Lender to examine and audit Borrower's books and records at all reasonable times.

Financial Statements. Furnish Lender with the following:

Additional Requirements.

Personal Financial Statements. Richard H. Steele shall provide semi-annual financial statements individually prepared dated within six (6) months from previous statement date but due no later than thirty (30) days from the end of each semi- annual period.

Tax Returns. Richard H. Steele shall provide tax returns as soon as available, but in no event later than October 15th of each year and promptly at any such other time required by Lender. If an extension(s) is filed, a copy of the extension(s) must be provided to the Lender within fifteen (15) days after the extension(s) filing date. The tax return will then be provided to the Lender within fifteen (15) days after the earlier of (i) the date the tax return is filed or (ii) the tax return filing due date.

All financial reports required to be provided under this Agreement shall be prepared in accordance with GAAP, or an OCBOA acceptable to Lender, applied on a consistent basis, and certified by Borrower as being true and correct.

Additional Information. Furnish such additional information and statements, as Lender may request from time to time.

Financial Covenants and Ratios. Comply with the following covenants and ratios:

Additional Requirements.

Liquidity Requirement. Richard H. Steele shall maintain a liquidity of not less than $3,500,000.00. Liquidity is defined as Richard Steele's unencumbered cash, cash equivalents, and marketable securities. This requirement is to be maintained at all times and will be measured as of the end of each semi-annual period.

Except as provided above, all computations made to determine compliance with the requirements contained in this paragraph shall be made in accordance with generally accepted accounting principles, applied on a consistent basis, and certified by Borrower as being true and correct.

Insurance. Maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may require with respect to Borrower's properties and operations, in form, amounts, coverages and with insurance companies acceptable to Lender. Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least ten (10) days prior written notice to Lender. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Borrower or any other person. In connection with all policies covering assets in which Lender holds or is offered a security interest for the Loans, Borrower will provide Lender with such lender's loss payable or other endorsements as Lender may require.

Insurance Reports. Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the properties insured; (5) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (6) the expiration date of the policy. In addition, upon request of Lender (however not more often than annually), Borrower will have an independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement cost of any Collateral. The cost of such appraisal shall be paid by Borrower.

Guaranties. Prior to disbursement of any Loan proceeds, furnish executed guaranties of the Loans in favor of Lender, executed by the guarantors named below, on Lender's forms, and in the amounts and under the conditions set forth in those guaranties.

Names of Guarantors	Amounts
	Unlimited
	Unlimited
	Unlimited

Other Agreements. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreements.

Loan Proceeds. Use all Loan proceeds solely for Borrower's business operations, unless specifically consented to the contrary by Lender in writing.

Taxes, Charges and Liens. Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's properties, income, or profits. Provided however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (1) the legality of the same shall be contested in good faith by appropriate proceedings, and (2) Borrower shall have established on Borrower's books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with GAAP or an OCBOA acceptable to Lender.

Performance. Perform and comply, in a timely manner, with all terms, conditions, and provisions set forth in this Agreement, in the Related Documents, and in all other instruments and agreements between Borrower and Lender. Borrower shall notify Lender immediately in writing of any default in connection with any agreement.

Operations. Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel; provide written notice to Lender of any change in executive and management personnel; conduct its business affairs in a reasonable and prudent manner.

Environmental Studies. Promptly conduct and complete, at Borrower's expense, all such investigations, studies, samplings and testings as may be requested by Lender or any governmental authority relative to any substance, or any waste or by-product of any substance defined as toxic or a hazardous substance under applicable federal, state, or local law, rule, regulation, order or directive, at or affecting any property or any facility owned, leased or used by Borrower.

Compliance with Governmental Requirements. Comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the conduct of Borrower's properties, businesses and operations, and to the use or occupancy of the Collateral, including without limitation, the Americans With Disabilities Act. Borrower may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Borrower has notified Lender in writing prior to doing so and so long as, in Lender's sole opinion, Lender's interests in the Collateral are not jeopardized. Lender may require Borrower to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender's interest.

Inspection. Permit employees or agents of Lender at any reasonable time to inspect any and all Collateral for the Loan or Loans and Borrower's other properties and to examine or audit Borrower's books, accounts, and records and to make copies and memoranda of Borrower's books, accounts, and records. If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower's expense.

Environmental Compliance and Reports. Borrower shall comply in all respects with any and all Environmental Laws; not cause or permit to exist, as a result of an intentional or unintentional action or omission on Borrower's part or on the part of any third party, on property owned and/or occupied by Borrower, any environmental activity where damage may result to the environment, unless such environmental activity is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state or local governmental authorities; shall furnish to Lender promptly and in any event within thirty (30) days after receipt thereof a copy of any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower's part in connection with any environmental activity whether or not there is damage to the environment and/or other natural resources.

Additional Assurances. Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, assignments, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans and to perfect all Security Interests.

RECOVERY OF **ADDITIONAL COSTS.** If the imposition of or any change in any law, rule, regulation, guideline, or generally accepted accounting principle, or the interpretation or application of any thereof by any court, administrative or governmental authority, or standard-setting

organization (including any request or policy not having the force of law) shall impose, modify or make applicable any taxes (except federal, state or local income or franchise taxes imposed on Lender), reserve requirements, capital adequacy requirements or other obligations which would (A) increase the cost to Lender for extending or maintaining the credit facilities to which this Agreement relates, (B) reduce the amounts payable to Lender under this Agreement or the Related Documents, or (C) reduce the rate of return on Lender's capital as a consequence of Lender's obligations with respect to the credit facilities to which this Agreement relates, then Borrower agrees to pay Lender such additional amounts as will compensate Lender therefor, within five (5) days after Lender's written demand for such payment, which demand shall be accompanied by an explanation of such imposition or charge and a calculation in reasonable detail of the additional amounts payable by Borrower, which explanation and calculations shall be conclusive in the absence of manifest error.

LENDER'S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender's interest in the Collateral or if Borrower fails to comply with any provision of this Agreement or any Related Documents, including but not limited to Borrower's failure to discharge or pay when due any amounts Borrower is required to discharge or pay under this Agreement or any Related Documents, Lender on Borrower's behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on any Collateral and paying all costs for insuring, maintaining and preserving any Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Borrower. All such expenses will become a part of the Indebtedness and, at Lender's option, **will (A)** be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note's maturity.

NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of Lender:

Indebtedness and Liens. (1) Except for trade debt incurred in the normal course of business and indebtedness to Lender contemplated by this Agreement, create, incur or assume indebtedness for borrowed money, including finance leases, (2) sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of Borrower's assets (except as allowed as Permitted Liens), or (3) sell with recourse any of Borrower's accounts receivable, except to Lender.

Continuity of Operations. (1) Engage in any business activities substantially different than those in which Borrower is presently engaged, (2) cease operations, liquidate, merge or restructure as a legal entity (whether by division or otherwise), consolidate with or acquire any other entity, change its name, convert to another type of entity or redomesticate, dissolve or transfer or sell Collateral out of the ordinary course of business, or (3) pay any dividends on Borrower's stock (other than dividends payable in its stock), provided, however that notwithstanding the foregoing, but only so long as no Event of Default has occurred and is continuing or would result from the payment of dividends, if Borrower is a "Subchapter S Corporation" (as defined in the Internal Revenue Code of 1986, as amended), Borrower may pay cash dividends on its stock to its shareholders from time to time in amounts necessary to enable the shareholders to pay income taxes and make estimated income tax payments to satisfy their liabilities under federal and state law which arise solely from their status as Shareholders of a Subchapter S Corporation because of their ownership of shares of Borrower's stock, or purchase or retire any of Borrower's outstanding shares or alter or amend Borrower's capital structure.

Loans, Acquisitions and Guaranties. (1) Loan, invest in or advance money or assets to any other person, enterprise or entity, (2) purchase, create or acquire any interest in any other enterprise or entity, or (3) incur any obligation as surety or guarantor other than in the ordinary course of business.

Agreements. Enter into any agreement containing any provisions which would be violated or breached by the performance of Borrower's obligations under this Agreement or in connection herewith.

CESSATION OF ADVANCES. If Lender has made any commitment to make any Loan to Borrower, whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if: (A) Borrower or any Guarantor is in default under the terms of this Agreement or any of the Related Documents or any other agreement that Borrower or any Guarantor has with Lender; (B) Borrower or any Guarantor dies, becomes incompetent or becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt; (C) there occurs a material adverse change in Borrower's financial condition, in the financial condition of any Guarantor, or in the value of any Collateral securing any Loan; or (D) any Guarantor seeks, claims or otherwise attempts to limit, modify or revoke such Guarantor's guaranty of the Loan or any other loan with Lender; or (E) Lender in good faith deems itself insecure, even though no Event of Default shall have occurred.

DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

Payment Default. Borrower fails to make any payment when due under the Loan.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Granter defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's or any Grantor's property or Borrower's or any Grantor's ability to repay the Loans or perform their respective obligations under this Agreement or any of the Related Documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the Loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness.

Change in Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Loan is impaired.

Insecurity. Lender in good faith believes itself insecure.

Right to Cure. If any default, other than a default on Indebtedness, is curable and if Borrower or Granter, as the case may be, has not been given a notice of a similar default within the preceding twelve (12) months, it may be cured if Borrower or Granter, as the case may be, after Lender sends written notice to Borrower or Granter, as the case may be, demanding cure of such default: (1) cure the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiate steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continue and complete all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

Additional Event of Default. Without limiting any provision in this Agreement, Borrower covenants and agrees with Lender that it shall be an Event of Default under this Agreement if there is any change of twenty-five percent (25%) or more of the ownership interests of any Borrower or Guarantor, without the prior written consent of Lender.

EFFECT OF AN EVENT OF DEFAULT. If any Event of Default shall occur, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement immediately will terminate (including any obligation to make further Loan Advances or disbursements), and, at Lender's option, all Indebtedness immediately will become due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the "Insolvency" subsection above, such acceleration shall be automatic and not optional. In addition, Lender shall have all the rights and remedies provided in the Related Documents or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender's rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower or of any Granter shall not affect Lender's right to declare a default and to exercise its rights and remedies.

DEPOSIT ACCOUNT SECURITY. Borrower hereby grants a security interest to Lender in any and all deposit accounts (checking, savings, money market or time) of Borrower at Lender, now existing or hereinafter opened, to secure the Indebtedness. This includes all deposit accounts Borrower holds jointly with someone else.

DISPUTE RESOLUTION PROVISION. This Dispute Resolution Provision contains a jury waiver, a class action waiver, and an arbitration clause (or judicial reference agreement, as applicable), set out in four Sections. READ IT CAREFULLY.

SECTION 1. GENERAL PROVISIONS GOVERNING ALL DISPUTES.

1.1 PRIOR DISPUTE RESOLUTION AGREEMENTS SUPERSEDED. This Dispute Resolution Provision shall supersede and replace any prior "Jury Waiver," "Judicial Reference," "Class Action Waiver," "Arbitration," "Dispute Resolution," or similar alternative dispute agreement or provision between or among the parties.

1.2 "DISPUTE" defined. As used herein, the word "Dispute" includes, without limitation, any claim by either party against the other party related to this Agreement, any Related Document, and the Loan evidenced hereby. In addition, **"Dispute" also includes any claim by either party against** the other **party regarding any other agreement or business relationship between any of them, whether or not related to the Loan or other subject matter of this Agreement.** "Dispute" includes, but is not limited to, matters arising from or relating to a deposit account, an application for or denial of credit, warranties and representations made by a party, the adequacy of a party's disclosures, enforcement of any and all of the obligations a party hereto may have to another party, compliance with applicable laws and/or regulations, performance or services provided under any agreement by a party, including without limitation disputes based on or arising from any alleged tort or matters involving the employees, officers, agents, affiliates, or assigns of a party hereto.

If a third party is a party to a Dispute (such as a credit reporting agency, merchant accepting a credit card, junior lienholder or title company), each party hereto agrees to consent to including that third party in any arbitration or judicial reference proceeding for resolving the Dispute with that party.

1.3 Jury Trial **Waiver.** Each party **waives their respective rights to a trial before a juN in connection with any Dispute,** and all **Disputes shall be resolved by a judge sitting without a juN.** If a court determines that this jury trial waiver is not enforceable for any reason, then **at any time prior to trial of the Dispute, but not later than 30 days after entry of the order determining this provision is unenforceable,** any party shall be entitled to move the court for an order, as applicable: (A) compelling arbitration and staying or dismissing such litigation pending arbitration ("Arbitration Order") under Section 2 hereof, or (B) staying such litigation and compelling judicial reference under Section 3 hereof.

1.4 CLASS ACTION WAIVER. If permitted by applicable law, **each party waives the right to lifigate in court or an arbitration proceeding any Dispute as a class action, either as a member of a class or as a representative, or to act as a private attorney general.**

1.5 SURVIVAL. This Dispute Resolution Provision shall survive any termination, amendment or expiration of this Agreement, or any other relationship between the parties.

SECTION 2. Arbitration IF JURY WAIVER UNENFORCEABLE (EXCEPT CALIFORNIA). If (but only if) a state or federal court located outside the state of California determines for any reason that the jury trial waiver in this Dispute Resolution Provision is not enforceable with respect to a Dispute, then any party hereto may require that said Dispute be resolved by binding arbitration pursuant to this Section 2 before a single arbitrator. An arbitrator shall have no authority to determine matters (i) regarding the validity, enforceability, meaning, or scope of this Dispute Resolution Provision, or (ii) class action claims brought by either party as a class representative on behalf of others and claims by a class representative on either party's behalf as a class member, which matters may be determined only by a court without a jury. **By agreeing to arbitrate a Dispute, each party gives up any right that party may have to a jury trial, as well as other rights that party would have in court that** are not available or are more limited in arbitration, such as the rights to discoveN and to appeal.

Arbitration shall be commenced by filing a petition with, and in accordance with the applicable arbitration rules of, the American Arbitration Association ("AAA" or "Administrator") as selected by the initiating party. However, if the parties agree, arbitration may be commenced by appointment of a licensed attorney who is selected by the parties and who agrees to conduct the arbitration without an Administrator. If AAA declines to administer arbitration of the Dispute, and if the parties are unable to mutually agree upon a licensed attorney to act as arbitrator with an Administrator, then either party may file a lawsuit (in a court of appropriate venue outside the state of California) and move for an Arbitration Order. The arbitrator, howsoever appointed, shall have expertise in the subject matter of the Dispute. Venue for the arbitration proceeding shall be at a location determined by mutual agreement of the parties or, if no agreement, in the city and state where Lender or Bank is headquartered. The arbitrator shall apply the law of the state specified in the agreement giving rise to the Dispute.

After entry of an Arbitration Order, the non-moving party shall commence arbitration. The moving party shall, at its discretion, also be entitled to commence arbitration but is under no obligation to do so, and the moving party shall not in any way be adversely prejudiced by electing not to commence arbitration. The arbitrator: (i) will hear and rule on appropriate dispositive motions for judgment on the pleadings, for failure to state a claim, or for full or partial summary judgment; (ii) will render a decision and any award applying applicable law; (iii) will give effect to any limitations period in determining any Dispute or defense; (iv) shall enforce the doctrines of compulsory counterclaim, res judicata, and collateral estoppal, if applicable; (v) with regard to motions and the arbitration hearing, shall apply rules of evidence governing civil cases; and (vi) **will** apply the law of the state specified in the agreement giving rise to the Dispute. Filing of a petition for arbitration shall not prevent any party from (i) seeking and obtaining from a court of competent jurisdiction (notwithstanding ongoing arbitration) provisional or ancillary remedies including but not limited to injunctive relief, property preservation orders, foreclosure, eviction, attachment, replevin, garnishment, and/or the appointment of a receiver, (ii) pursuing non-judicial foreclosure, or (iii) availing itself of any self-help remedies such as setoff and repossession. The exercise of such rights shall not constitute a waiver of the right to submit any Dispute to arbitration.

Judgment upon an arbitration award may be entered in any court having jurisdiction except that, if the arbitration award exceeds $4,000,000, any party shall be entitled to a de nova appeal of the award before a panel of three arbitrators. To allow for such appeal, if the award (including Administrator, arbitrator, and attorney's fees and costs) exceeds $4,000,000, the arbitrator will issue a written, reasoned decision supporting the award, including a statement of authority and its application to the Dispute. A request for de nova appeal must be filed with the arbitrator within 30 days following the date of the arbitration award; if such a request is not made within that time period, the arbitration decision shall become final and binding. On appeal, the arbitrators shall review the award de novo, meaning that they shall reach their own findings of fact and conclusions of law rather than deferring in any manner to the original arbitrator. Appeal of an arbitration award shall be pursuant to the rules of the Administrator or, if the Administrator has no such rules, then the AAA arbitration appellate rules shall apply.

Arbitration under this provision concerns a transaction involving interstate commerce and shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq. If the terms of this Section 2 vary from the Administrator's rules, this Section 2 shall control.

SECTION 3. JUDICIAL REFERENCE IF **JURY WAIVER UNENFORCEABLE (CALIFORNIA ONLY).** Subject to compliance with the Governing Law and Choice of Venue provisions herein, if (but only if) a Dispute is filed in a state or federal court located within the state of California, and said court determines for any reason that the jury trial waiver in this Dispute Resolution Provision is not enforceable with respect to that Dispute, then any party hereto may require that Dispute be resolved by judicial reference in accordance with California Code of Civil Procedure, Sections 638, . including without limitation whether the Dispute is subject to a judicial reference proceeding. **By agreeing to resolve Disputes by judicial reference, each party is giving up any right that party may have to a jury trial.** The referee shall be a retired judge, agreed upon by the parties, from AAA. If the parties cannot agree on the referee, the party who initially selected the reference procedure shall request a panel of ten retired judges from AAA, and the court shall select the referee from that panel. (If AAA is unavailable to provide this service, the court may select a referee by such other procedures as are used by that court.) The referee shall be appointed to sit with all of the powers provided by law, including the power to hear and determine any or all of the issues in the proceeding, whether of fact or of law, and to report a statement of decision. The parties agree that time is of the essence in conducting the judicial reference proceeding set forth herein. The costs of the judicial reference proceeding, including the fee for the court reporter, shall be borne equally by the parties as the costs are incurred, unless otherwise awarded by the referee. The referee shall hear all pre-trial and post-trial matters (including without limitation requests for equitable relief), prepare a statement of decision with written findings of fact and conclusions of law, and apportion costs as appropriate. The referee shall be empowered to enter equitable relief as well as legal relief, provide all temporary or provisional remedies, enter equitable orders that are binding on the parties and rule on any motion that would be authorized in a trial, including without limitation motions for summary adjudication. Only for this Section 3, "Dispute" includes matters regarding the validity, enforceability, meaning, or scope of this Section, and (ii) Glass action daims brought by either party **as a** Glass representative on behalf of others and daims by a Glass representative on either party's **behalf as a dass member.** Judgment upon the award shall be entered in the court in which such proceeding was commenced and all parties shall have full rights of appeal. This provision will not be deemed to limit or constrain Bank or Lender's right of offset, to obtain provisional or ancillary remedies, to interplead funds in the event of a dispute, to exercise any security interest or lien Bank or Lender may hold in property or to comply with legal process involving accounts or other property held by Bank or Lender.

Nothing herein shall preclude a party from moving (prior to the court ordering judicial reference) to dismiss, stay or transfer the suit to a forum outside California on grounds that California is an improper, inconvenient or less suitable venue. If such motion is granted, this Section 3 shall not apply to any proceedings in the new forum.

This Section 3 may be invoked only with regard to Disputes filed in state or federal courts located in the State of California. In no event shall the provisions in this Section 3 diminish the force or effect of any venue selection or jurisdiction provision in this Agreement or any Related Document.

SECTION 4. Reliance. Each party (i) certifies that no one has represented to such party that the other party would not seek to enforce a jury waiver, class action waiver, arbitration provision or judicial reference provision in the event of suit, and (ii) acknowledges that it and the other party have been induced to enter into this Agreement by, among other things, material reliance upon the mutual waivers, agreements, and certifications in the four Sections of this DISPUTE RESOLUTION PROVISION.

INCREASED COSTS. If any change in a law, rule or regulation, or the interpretation or application thereof, or Lender's compliance with any request, guideline or directive (whether or not having the force of law) of any governmental authority (collectively, a "Change in Law") shall (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against or with respect to the assets of, deposits with or for the account of or credit extended by Lender or (ii) impose on Lender any other condition affecting this Agreement or the loans hereunder or any letter of credit or participation therein and the result of any of the foregoing shall be to increase the cost to Lender of making or maintaining any loan (or its commitment to make any such loan) or to increase the cost to Lender of issuing or maintaining any letter of credit or to reduce the amount of any sum received or receivable by Lender hereunder, then Borrower will pay to Lender such additional amount as will compensate Lender for such additional costs or reduction. If Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on the capital of Lender or Lender's holding company from this Agreement or the loans or letters of credit made or issued by Lender to a level below that which Lender or Lender's holding company could have achieved but for such Change in Law (taking into consideration Lender's policies and the policies of Lender's holding company with respect to capital adequacy), then from time to time Borrower will pay to Lender such additional amount as **will** compensate Lender or Lender's holding company for any such reduction, as set forth in a certificate of Lender describing in reasonable detail the amount or amounts necessary to compensate Lender or its holding company. The amounts and description in such certificate shall be conclusive absent manifest error, and Borrower agrees to pay to Lender the amount shown in such certificate within ten (10) business days after receipt thereof. Failure or delay on the part of Lender to demand compensation pursuant to this section shall not constitute a waiver of Lender's right to demand such compensation.

WAIVER OF DEFENSES AND RELEASE OF CLAIMS. The undersigned hereby (i) **represents that neither the undersigned nor any affiliate or principal of the undersigned has any defenses to or setoffs against any Indebtedness or other obligations owing by the undersigned, or by the undersigned's affiliates or principals, to Lender or Lender's affiliates (the "Obligations"), nor any claims against Lender or Lender's affiliates for any matter whatsoever, related or unrelated to the Obligations, and** (ii) **releases Lender and Lender's affiliates, officers, directors, employees and agents from all claims, causes of action, and costs,** in **law or equity, known or unknown, whether or not matured or contingent, existing as of**

the date hereof that the undersigned has or may have by reason of any matter of any conceivable kind or character whatsoever, related or unrelated to the Obligations, including the subject matter of this Agreement. The foregoing release does not apply, however, to claims for future performance of express contractual obligations that mature after the date hereof that are owing to the undersigned by Lender or Lender's affiliates. As used in this paragraph, the word "undersigned" does not include Lender or any individual signing on behalf of Lender. The undersigned acknowledges that Lender has been induced to enter into or continue the Obligations by, among other things, the waivers and releases in this paragraph.

PROHIBITED DRUG LAW ACTIVITIES. Notwithstanding any other provision in the Note or any other document, agreement or instrument relating to the loan evidenced by the Note or other financial accommodations extended by Lender to Borrower (collectively, the "Loan") or guaranty thereof, whether now existing or hereafter arising (collectively, the "Loan Documents"), regarding the use, occupancy or leasing of all or any portion of real property owned, occupied or used by Borrower (collectively, the "Premises") and without limiting the generality of any of the negative covenants of Borrower in the Loan Documents, Borrower shall not use or occupy, or permit the use or occupancy of, the Premises (or any portion thereof), or enter into any lease, license, sublease, occupancy agreement or other agreement (collectively, "Lease") involving or providing for the use or occupancy of the Premises (or any portion thereof), in any manner that would be a violation of any federal, state or local law relating to the use, sale, possession, cultivation or distribution of any controlled substances, including without limitation any activity (whether for commercial or personal purposes) regulated under the California Compassionate Use Act of 1996, the California Adult Use of Marijuana Act of 2016 or any other law relating to the medicinal or recreational use or distribution of marijuana (collectively, "Prohibited Drug Law Activities") or entering into a Lease with any Person engaged or intending to engage in any Prohibited Drug Law Activities.

Any Lease involving or providing for the use or occupancy of the Premises entered into by Borrower during the term of the Loan shall expressly prohibit the tenant or other occupant of the Premises (or any portion thereof) from engaging or permitting others to engage in any Prohibited Drug Law Activities. In the event that Borrower becomes aware that any tenant, occupant or other Person is or may be using, occupying or leasing the Premises (or any portion thereof) with the intent to engage or is engaged in any Prohibited Drug Law Activities, Borrower shall terminate its agreement with such tenant, occupant or other Person and take all actions permitted under applicable law to discontinue such activities in or on the Premises and shall immediately notify Lender regarding the Prohibited Drug Law Activities and Borrower's actions to terminate such agreement and the Prohibited Drug Law Activities. Borrower shall keep Lender advised of each action it takes or plans to take in compliance with the requirements of this section.

Compliance with this section is a material consideration and inducement to Lender in its agreement to extend the Loan and other financial accommodations to Borrower hereunder. Any failure of Borrower to comply with the requirements under this section shall constitute a non-curable Event of Default upon written notice by Lender to Borrower thereof and, notwithstanding any provision herein or in the Loan Documents with respect to the right to cure an Event of Default, upon the occurrence of any breach, default or non-compliance of or under this section, Lender shall have the right to immediately exercise any and all remedies to which it may be entitled hereunder, under any of the other Loan Documents or otherwise under law.

In addition and not by way of limitation, Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any loss, claim, damage or liability arising from or related to Borrower's breach or violation of the covenants set forth herein. Borrower shall, within ten (10) business days following a request from Lender, provide Lender with a written statement setting forth its efforts to comply with the provisions of this section and stating whether, to Borrower's knowledge, any Prohibited Drug Law Activities are or may be on-going or have occurred in, on or around the Premises.

For purposes of this section, "Person" means any natural person, corporation, division of a corporation, limited liability company, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

DOCUMENT **IMAGING.** Lender shall be entitled, in its sole discretion, to image or make copies of all or any selection of the agreements, instruments, documents, and items and records governing, arising from or relating to any of Borrower's loans, including, without limitation, this document and the Related Documents, and Lender may destroy or archive the paper originals. The parties hereto (i) waive any right to insist or require that Lender produce paper originals, (ii) agree that such images shall be accorded the same force and effect as the paper originals, (iii) agree that Lender is entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or other proceedings, and (iv) further agree that any executed facsimile (faxed), scanned, or other imaged copy of this document or any Related Document shall be deemed to be of the same force and effect as the original manually executed document.

NOTICE OF FINAL AGREEMENT. BY SIGNING THIS DOCUMENT THE **UNDERSIGNED REPRESENTS AND AGREES THAT; (A) THIS AND** THE **RELATED DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENTS** THE **FINAL AGREEMENT BETWEEN** THE **PARTIES, (B) THERE** ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, (C) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF **ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF** THE **PARTIES.**

PLEDGES. Lender shall at all times have the right to grant security interests in, to pledge and/or to hypothecate all or any portion of its interest in the Loan, including without limitation as collateral in connection with discount window advances, extensions of daylight credit or master account activity, or other programs of the Federal Reserve System or any Federal Reserve Bank.

INSURANCE NOTIFICATION. BORROWER ACKNOWLEDGEMENT. CALIFORNIA CIVIL CODE SECTION 2955.5(a) PROVIDES AS FOLLOWS: "NO LENDER SHALL REQUIRE A BORROWER, AS A CONDITION OF RECEIVING OR MAINTAINING A LOAN SECURED BY REAL PROPERTY, TO PROVIDE HAZARD INSURANCE COVERAGE AGAINST RISKS TO THE IMPROVEMENTS ON THAT REAL PROPERTY IN AN AMOUNT EXCEEDING THE REPLACEMENT VALUE OF THE IMPROVEMENTS ON THE PROPERTY." FOR PURPOSES OF THE FOREGOING, (i) THE TERM "HAZARD INSURANCE COVERAGE" MEANS INSURANCE AGAINST LOSSES CAUSED BY PERILS WHICH ARE COMMONLY COVERED IN POLICIES DESCRIBED AS A "HOMEOWNER'S POLICY," "GENERAL PROPERTY FORM," "GUARANTEED REPLACEMENT COST INSURANCE," "SPECIAL BUILDING FORM," "STANDARD FIRE," "STANDARD FIRE WITH EXTENDED COVERAGE," "STANDARD FIRE WITH SPECIAL FORM ENDORSEMENT," OR COMPARABLE INSURANCE COVERAGE TO PROTECT THE REAL PROPERTY AGAINST LOSS OR DAMAGE FROM FIRE AND OTHER PERILS COVERED WITHIN THE SCOPE OF A STANDARD EXTENDED COVERAGE ENDORSEMENT, AND (ii) THE TERM "IMPROVEMENTS" MEANS BUILDINGS OR STRUCTURES ATTACHED TO THE REAL PROPERTY. BORROWER ACKNOWLEDGES HAVING RECEIVED THIS DISCLOSURE PRIOR TO EXECUTION OF THE NOTE OR THE DEED OF TRUST OR OTHER SECURITY DOCUMENTS TO BE DELIVERED BY BORROWER IN CONNECTION WITH THE LOAN.

BENEFICIAL OWNERSHIP. Borrower agrees to promptly notify Lender (A) of any change in direct or indirect ownership interests in the Borrower as reported in any beneficial ownership certification provided to Lender in connection with the execution of this Agreement or the Loan (the "Certification"), or (B) if the individual with significant managerial responsibility identified in the Certification ceases to have that responsibility or if the information reported about that individual changes. Borrower hereby agrees to provide such information and documentation as Lender may request during the term of the Loan to confirm or update the continued accuracy of the any information provided in connection with the foregoing.

CORPORATE TRANSPARENCY ACT. Borrower agrees to comply with all information reporting requirements of the Corporate Transparency Act and its implementing regulations (collectively the CTA), if applicable to that Borrower. Any Borrower that is or becomes a reporting company as defined in the CTA: (1) has filed, or will file within required timeframes a complete and accurate report of its beneficial ownership information

with the Financial Crimes Enforcement Network (FinCEN) as required by the CTA; (2) will update or correct its beneficial ownership information with FinCEN within required timeframes upon any change in its beneficial ownership information; (3) will provide Lender with a copy of its beneficial ownership information report filed with FinCEN upon request; (4) consents to allow Lender to obtain from FinCEN beneficial ownership information filed by Borrower; and (5) will notify Lender in writing of any change in its beneficial ownership information within 30 days of such change.

COMPLIANCE CERTIFICATES. At such intervals and in such format as Lender may designate from time to time, Borrower shall provide Lender with written certification by Borrower and its attesting principal financial or accounting officer: that all of Borrower's representations and warranties under this Agreement continue to be true, accurate and complete in all material respects; that Borrower is in compliance with all of its affirmative covenants, negative covenants, financial covenants, reporting covenants, and other covenants in this Agreement; that the information in all financial statements Borrower has submitted to Lender, and the computations provided with Borrower's current and prior certificates accurately represent Borrower's financial position as of the dates thereof; that Borrower's submitted financial statements were prepared in accordance with generally accepted accounting principles (except as otherwise disclosed therein); that no event has occurred and no condition exists that constitutes (or with the passage of time and giving of any necessary notice would constitute) an Event of Default under this Agreement.

NOTICE BY FACSIMILE. Notwithstanding anything to the contrary herein, notices by facsimile shall not be permitted unless consented to by Lender in writing.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Attorneys' Fees; Expenses. Borrower agrees to pay upon demand all of Lender's costs and expenses, including Lender's attorneys' fees and Lender's legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Borrower shall pay the costs and expenses of such enforcement. Costs and expenses include Lender's attorneys' fees and legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also shall pay all court costs and such additional fees as may be directed by the court.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Consent to Loan Participation. Borrower agrees and consents to Lender's sale or transfer, whether now or later, of one or more participation interests in the Loan to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy Borrower may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loan and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower's obligation under the Loan irrespective of the failure or insolvency of any holder of any interest in the Loan. Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.

Governing Law. This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of California without regard to its conflicts of law provisions. This Agreement has been accepted by Lender in the State of California.

Choice of Venue. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Los Angeles County, State of California.

No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Granter, shall constitute a waiver of any of Lender's rights or of any of Borrower's or any Grantor's obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Notices. Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower's current address. Unless otherwise provided or required by law, if there is more than one Borrower, any notice given by Lender to any Borrower is deemed to be notice given to all Borrowers.

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

Subsidiaries and Affiliates of Borrower. To the extent the context of any provisions of this Agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word "Borrower" as used in this Agreement shall include all of Borrower's subsidiaries and affiliates. Notwithstanding the foregoing however, under no circumstances shall this Agreement be construed to require Lender to make any Loan or other financial accommodation to any of Borrower's subsidiaries or affiliates.

Successors and Assigns. All covenants and agreements by or on behalf of Borrower contained in this Agreement or any Related Documents shall bind Borrower's successors and assigns and shall inure to the benefit of Lender and its successors and assigns. Borrower

shall not, however, have the right to assign Borrower's rights under this Agreement or any interest therein, without the prior written consent of Lender.

Survival of Representations and Warranties. Borrower understands and agrees that in extending Loan Advances, Lender is relying on all representations, warranties, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement or the Related Documents. Borrower further agrees that regardless of any investigation made by Lender, all such representations, warranties and covenants will survive the extension of Loan Advances and delivery to Lender of the Related Documents, shall be continuing in nature, shall be deemed made and redated by Borrower at the time each Loan Advance is made, and shall remain in full force and effect until such time as Borrower's Indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

Time is of the Essence. Time is of the essence in the performance of this Agreement.

Originally Executed Documents. As an express condition to Lender making the Loan and any Loan advance(s) to Borrower based upon Lender's receipt of fully-executed imaged copies of the Loan documents, Borrower shall deliver to Lender fully-executed Loan documents with original hand-written signatures (i.e., wet signatures) of all Loan Parties on or before 30 days from the date of this Agreement, and Borrower's failure to do so on or before such date shall constitute an Event of Default under this Agreement and the Related Documents. Notwithstanding the foregoing, Borrower and Lender agree that this Agreement and the Related Documents may be signed and transmitted by electronic mail of a .PDF document and thereafter maintained in imaged or electronic form, and that such imaged or electronic record shall be valid and effective to bind the party so signing as a paper copy bearing such party's hand-written signature. Borrower and Lender further agree that the signatures appearing on this Agreement and the Related Documents (whether in imaged, a-signed or other electronic format) shall be treated, for purpose of validity, enforceability and admissibility, the same as hand-written signatures. This Agreement and the Related Documents may be executed in one or more counterparts, each of which shall be an original, and all of which together shall constitute a single instrument.

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. Accounting words and terms not otherwise defined in this Agreement shall have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date of this Agreement:

Advance. The word "Advance" means a disbursement of Loan funds made, or to be made, to Borrower or on Borrower's behalf on a line of credit or multiple advance basis under the terms and conditions of this Agreement.

Agreement. The word "Agreement" means this Business Loan Agreement, as this Business Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Business Loan Agreement from time to time.

Borrower. The word "Borrower" means Rivulet Entertainment, Inc. and includes all co-signers and co-makers signing the Note and all their successors and assigns.

Collateral. The word "Collateral" means all property and assets granted as collateral security for a Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, collateral mortgage, deed of trust, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

Environmental Laws. The words "Environmental Laws" mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 **("SARA"),** the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.

Event of Default. The words "Event of Default" mean any of the events of default set forth in this Agreement in the default section of this Agreement.

GAAP. The word "GAAP" means generally accepted accounting principles.

Grantor. The word "Granter" means each and all of the persons or entities granting a Security Interest in any Collateral for the Loan, including without limitation all Borrowers granting such a Security Interest.

Guarantor. The word "Guarantor" means any guarantor, surety, or accommodation party of any or all of the Loan.

Guaranty. The word "Guaranty" means the guaranty from Guarantor to Lender, including without limitation a guaranty of all or part of the Note.

Hazardous Substances. The words "Hazardous Substances" mean materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled. The words "Hazardous Substances" are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws. The term "Hazardous Substances" also includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.

Indebtedness. The word "Indebtedness" means the indebtedness evidenced by the Note or Related Documents, including all principal and interest together with all other indebtedness and costs and expenses for which Borrower is responsible under this Agreement or under any of the Related Documents.

Lender. The word "Lender" means Zions Bancorporation, N.A. dba California Bank & Trust, its successors and assigns.

Loan. The word "Loan" means any and all loans and financial accommodations from Lender to Borrower whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time.

Note. The word "Note" means the Promissory Note executed by Borrower in the original principal amount of $3,500,000.00 dated October 16, 2024, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the Note or Credit Agreement or any other subsequent Notes evidencing further Indebtedness.

OCBOA. The term "OCBOA" means Other Comprehensive Basis of Accounting, as designated by Lender in writing as an acceptable alternative to GAAP.

Permitted Liens. The words "Permitted Liens" mean (1) liens and security interests securing Indebtedness owed by Borrower to Lender; (2) liens for ta,ces, assessments, or similar charges either not yet due or being contested in good faith; (3) liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (4) purchase money liens or purchase money security interests upon or in any property acquired or held by Borrower in the ordinary course of business to secure indebtedness outstanding on the date of this Agreement or permitted to be incurred under the paragraph of this Agreement titled "Indebtedness and Liens"; (5) liens and security interests which, as of the date of this Agreement, have been disclosed to and approved by the Lender in writing; and (6) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of Borrower's assets.

Related Documents. The words "Related Documents" mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Loan.

Security Agreement. The words "Security Agreement" mean and include without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest.

Security Interest. The words "Security Interest" mean, without limitation, any and all types of collateral security, present and future, whether in the form of a lien, charge, encumbrance, mortgage, deed of trust, security deed, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever whether created by law, contract, or otherwise.

BORROWER ACKNOWLEDGES HAVING READ ALL THE **PROVISIONS OF THIS BUSINESS LOAN AGREEMENT AND BORROWER AGREES TO ITS TERMS. THIS BUSINESS LOAN AGREEMENT IS DATED OCTOBER 16, 2024.**

BORROWER:

RIVULET ENTERTAINMENT, INC.

By /s/ Walter Geldenhuys --	**By/s/ Diana Jakowchuk**
Walter Geldenhuys, President of Rivulet Entertainment, Inc.	Diana Jakowchuk, Secretary of Rivulet Entertainment, Inc.

LENDER

ZIONS BANCORPORATION, **N.A. DBA** CALIFORNIA **BANK** & TRUST

By/s/ Marey Kara

PROMISSORY NOTE

Principal	Loan Date	Maturity	CL Transaction No	Product	Loan Account No
$3,500,000.00	10-16-24	10-16-25	CBT-3409626	Line of Credit	

Reference in the boxes above are for Lender's use only and do no limit the applicability of this document to any particular loan or item
Any items above containing******* has been omitted do to text length limitations.

Borrower: Rivulet Entertainment, Inc.
7659 E. Wood Drive
Scottsdale, AZ. 85260

Lender: Zions Bancorporation, N.A. dba Califomla Bank & Trust
Encino Branch 16130
Ventura Blvd.
Encino, CA 91436

Principal Amount: $3,500,000.00 Date of Note: October 16, 2024

PROMISE TO **PAY.** Rivulet Entertainment, Inc. rBorrower") promises to pay to Zions Bancorporation, **N.A.** dba California Bank & Trust ("Lender"), or order, in lawful money of the United States of America, the principal amount of Three MillionFive Hundred Thousand & 00/100 Dollars ($3,500,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on October 16, 2025. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning November 16, 2024, with all subsequent interest payments to be due on the same day of each month after that. Unless otherwise agreed or required by applicable law, payments **will be** applied to accrued unpaid Interest; then to unpaid principal; then to late charges and other charges. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the Term SOFR 1 Month. Lender's Term SOFR 1 Month rate is to be strictly interpreted and is not intended to serve any purpose other than providing an index to determine the interest rate used herein. Lender's Term SOFR 1 Month Rate may not necessarily be the same as the quoted offer side in any time deposit market by any particular institution or service applicable to any interest period. As used herein, Lender's Term SOFR 1 Month rate shall mean the rates per annum quoted by CME Group Benchmark Administration Limited as the CME Term SOFR 1 Month, as quoted for U.S. Dollars by Bloomberg, or other comparable services selected by Lender (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each month. Borrower understands that Lender may make loans based on other rates as well. The Index currently **Is 4.785% per** annum. Interest on the unpaid principal balance of this Note will be calculated as described in the "INTEREST CALCULATION METHOD" paragraph using a rate of 2.000 percentage points over the Index (the "Margin"), adjusted if necessary for any minimum and maximum rate limitations described below, resulting in an initial rate of 6.785%. If Lender determines, in its sole discretion, that the Index has become unavailable or unreliable, either temporarily, indefinitely, or permanently, during the term of this Note, Lender may amend this Note by designating a substantially similar substitute index. Lender may also amend and adjust the Margin to accompany the substitute index. The change to the Margin may be a positive or negative value, or zero. In making these amendments, Lender may take into consideration any then-prevailing market convention for selecting a substitute index and margin for the specific Index that is unavailable or unreliable. Such an amendment to the terms of this Note will become effective and bind Borrower 30 business days after Lender gives written notice to Borrower without any action or consent of the Borrower. NOTICE: Under no circumstances will the interest rate on this Note be less than 2.000% per annum or more than the maximum rate allowed by applicable law.

INTEREST CALCULATION METHOD. Interest on this Note Is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method. This calculation method results In a higher effective interest rate than the numeric Interest rate stated In this Note.

PREPAYMENT; MINIMUM INTEREST CHARGE. In any event, even upon full prepayment of this Note, Borrower understands that Lender is entitled to a minimum **Interest charge of $200.00.** Other than Borrower's obligation to pay any minimum interest charge, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. **All written communications concerning disputed amounts, Including any check or other payment Instrument** that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other condlUons or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Zions Bancorporation, **N.A.** dba California Bank & Trust, Enterprise Loan **Operations, UT ZTC41880, PO Box 25822 Salt Lake City, UT 84125-0822.**

LATE CHARGE. If a payment is 15 days or more late, Borrower will be charged 6.000% of the regularly scheduled payment or $500.00, whichever is less.

INTEREST AFTER DEFAULT. Upon maturity of this Note, whether the scheduled maturity date or due to this loan being accelerated by Lender because of a default under this Note, the interest rate on this Note shall immediately increase by adding an additional 5.000 percentage point margin ("Default Rate Margin•). The Default Rate Margin shall also apply to each succeeding Interest rate change that would have applied had there been no default. However, in no event will the interest rate applied under this paragraph exceed the maximum interest rate permitted under applicable law.

DEFAULT. Each of the following shall constitute an event of default ("Event of Defaulr) under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in **Favor of Third Parties.** Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or

PROMISSORY NOTE

Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events **Affecting** Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Change In **Ownership.** Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

Cure Provisions. If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured if Borrower, after Lender sends written notice to Borrower demanding cure of such default: (1) cures the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

ADDITIONAL EVENT OF DEFAULT. Without limiting any provision in this Note, Borrower covenants and agrees with Lender that it shall be an Event of Default under this Note if there is any change of twenty-five percent (25%) or more of the ownership interests of any Borrower or Guarantor, without the prior written consent of Lender.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

DEFAULT INTEREST. Notwithstanding anything to the contrary herein, including, without limitation, the INTEREST AFTER DEFAULT paragraph, to the extent not otherwise prohibited by applicable law, Lender may, in its sole discretion, increase the interest rate on this Note by adding the Default Rate Margin at any time prior to maturity, whether scheduled or accelerated by Lender because of an Event of Default, upon the occurrence of any Event of Default hereunder or the Related Documents. If increased by Lender hereunder, the Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

ATTORNEYS' FEES; **EXPENSES.** Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including attorneys' fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. Borrower also **will** pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of California without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of California.

CHOICE **OF VENUE.** If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Los Angeles County, State of California.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $15.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

LINE OF **CREDIT.** This Note evidences a straight line of credit. Once the total amount of principal has been advanced, Borrower is not entitled to further loan advances. Advances under this Note may be requested either orally or in writing by Borrower or as provided in this paragraph. Lender may, but need not, require that all oral requests be confirmed in writing. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender's office shown above. The following person or persons are authorized to request advances and authorize payments under the line of credit until Lender receives from Borrower, at Lender's address shown above, written notice of revocation of such authority: **Walter Geldenhuys, President of Rivulet Entertainment, Inc.; and Diana Jakowchuk, Secretary of Rivulet Entertainment, Inc.** Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs.

DEPOSIT ACCOUNT SECURITY. Borrower hereby grants a security interest to Lender in any and all deposit accounts (checking, savings, money market or time) of Borrower at Lender, now existing or hereinafter opened, to secure its Indebtedness hereunder. This includes all deposit accounts Borrower holds jointly with someone else.

DISPUTE RESOLUTION PROVISION. This Dispute Resolution Provision contains a jury waiver, a class action waiver, and an arbitration clause (or judicial reference agreement, as applicable), set out in four Sections. READ IT CAREFULLY.

SECTION 1. GENERAL PROVISIONS GOVERNING ALL DISPUTES.

1.1 PRIOR DISPUTE RESOLUTION AGREEMENTS SUPERSEDED. **This Dispute Resolution Provision shall supersede and replace any prior "Jury Waiver," "Judicial Reference," "Class Action Waiver," "Arbitration," "Dispute Resolution," or similar alternative dispute agreement or provision between or among the parties.**

1.2 **"DISPUTE" defined. As used herein, the word "Dispute" includes, without limitation, any claim by either party against the other party related to this Agreement, any Related Document. and the Loan evidenced hereby. In addition, "Dispute" also Includes any claim by either party against the other party regarding any other agraement or business celatJoosbIR between any of them, whether or not related to the Loan or other**

Subject matter of this Agreement. "Dispute" includes, but is not limited to, matters arising from or relating to a deposit account, an application for or denial of credit, warranties and representations made by a party, the adequacy of a party's disclosures, enforcement of any and all of the obligations a party hereto may have to another party, compliance with applicable laws and/or regulations, performance or services provided under any agreement by a party, including without limitation disputes based on or arising from any alleged tort or matters involving the employees, officers, agents, affiliates, or assigns of a party hereto.

If a third party is a party to a Dispute (such as a credit reporting agency, merchant accepting a credit card, junior lienholder or title company), each party hereto agrees to consent to including that third party in any arbitration or judicial reference proceeding for resolving the Dispute with that party.

1.3 Jury Trtal Waiver. Each party waives their respective rights to a trial before a jury lo connection with any **Dispute,** and all Disputes shan be resolved by a judge sitting withoyt a Jury. **If a court determines that this jury bial waiver is not enforceable for any reason, then at any time prior to trial of the Dispute, but not later than 30 days after entry of the order determining this provision is unenforceable, any party shall be entitled to move the court for an order, as applicable: (A) compelling arbitration and staying or dismissing such litigation pending arbitration** ("Arbitration Order") under Section 2 hereof, or (B) staying such litigation and compelling judicial reference under Section 3 hereof.

1.4 **CLASS ACTION WAIVER.** If permitted by applicable **law. each party waives the right to litigate lo court or an arbitration proceeding any Pispute as a sliw action, either as a member Of a class or as a representative, or to act ll a private attorney general.**

1.5 **SURVIVAL. This Dispute Resolution Provision shall survive any termination, amendment or expiration of this Agreement, or any other relationship between the parties.**

SECTION **2. Arbitration** IF **JURY WAIVER UNENFORCEABLE (EXCEPT CALIFORNIA).** If (but only if) a state or federal court located outside the state of California determines for any reason that the jury bial waiver in this Dispute Resolution Provision is not enforceable with respect to a Dispute, then any party hereto may require that said Dispute be resolved by binding arbitration pursuant to this Section 2 before a single arbitrator. An arbitrator shall have no authority to determine matters (i) regarding the validity, enforceability, meaning, or scope of this Dispute Resolution Provision, or (ii) class action claims brought by either party as a class representative on behalf of others and claims by a class representative on either party's behalf as a class member, which matters may be determined only by a court without a jury. **By agreeing to** arbitrate a dispute, each party gives up any right that party may have to a jury trial, as **wan** as other rights that party would bave io court that are not available or are more llroitad io arbitration, such as the rights to discovery apd to appeal.

Arbitration shall be commenced by filing a petition with, and in accordance with the applicable arbitration rules of, the American Arbitration Association ("AAA" or "Administrator") as selected by the initiating party. However, if the parties agree, arbitration may be commenced by appointment of a licensed attorney who ls selected by the parties and who agrees to conduct the arbitration without an Administrator. If AAA declines to administer arbitration of the Dispute, and if the parties are unable to mutually agree upon a licensed attorney to act as arbitrator with an Administrator, then either party may file a lawsuit (in a court of appropriate venue outside the state of California) and move for an Arbitration Order. The arbitrator, howsoever appointed, shall have expertise in the subject matter of the Dispute. Venue for the arbitration proceeding shall be at a location determined by mutual agreement of the parties or, if no agreement, in the city and state where Lender or Bank is headquartered. The arbitrator shall apply the law of the state specified in the agreement giving rise to the Dispute.

After entry of an Arbitration Order, the non-moving party shall commence arbitration. The moving party shall, at its discretion, also be entitled to commence arbitration but is under no obligation to do so, and the moving party shall not in any way be adversely prejudiced by electing not to commence arbitration. The arbitrator: (i) **will** hear and rule on appropriate dispositive motions for judgment on the pleadings, for failure to state a claim, or for full or partial summary judgment; (ii) will render a decision and any award applying applicable law; (iii) **will** give effect to any limitations period in determining any Dispute or defense; (iv) shall enforce the docbines of compulsory counterclaim, res judicata, and collateral estoppal, if applicable; (v) with regard to motions and the arbitration hearing, shall apply rules of evidence governing civil cases; and (vi) will apply the law of the state specified in the agreement giving rise to the Dispute. Filing of a petition for arbitration shall not prevent any party from (i) seeking and obtaining from a court of competent jurisdiction (notwithstanding ongoing arbitration) provisional or ancillary remedies including but not limited to injunctive relief, property preservation orders, foreclosure, eviction, attachment, replevin, garnishment, and/or the appointment of a receiver, (ii) pursuing non-judicial foreclosure, or (iii) availing itself of any self-help remedies such as setoff and repossession. The exercise of such rights shall not constitute a waiver of the right to submit any Dispute to arbitration.

Judgment upon an arbitration award may be entered in any court having jurisdiction except that, if the arbitration award exceeds $4,000,000, any party shall be entitled to a de nova appeal of the award before a panel of three arbitrators. To allow for such appeal, if the award (including Administrator, arbitrator, and attorney's fees and costs) exceeds $4,000,000, the arbitrator will issue a written, reasoned decision supporting the award, including a statement of authority and its application to the Dispute. A request for de novo appeal must be filed with the arbitrator within 30 days following the date of the arbitration award; if such a request is not made within that time period, the arbitration decision shall become final and binding. On appeal, the arbitrators shall review the award de nova, meaning that they shall reach their own findings of fact and conclusions of law rather than deferring in any manner to the original arbitrator. Appeal of an arbitration award shall be pursuant to the rules of the Administrator or, if the Administrator has no such rules, then the AAA arbitration appellate rules shall apply.

Arbitration under this provision concems a transaction involving interstate commerce and shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq. If the terms of this Section 2 vary from the Administrator's rules, this Section 2 shall control.

SECTION 3. JUDICIAL REFERENCE IF JURY WAIVER UNENFORCEABLE (CALIFORNIA ONLY). Subject to compliance with the Governing Law and Choice of Venue provisions herein, if (but only if) a Dispute is filed in a state or federal court located within the state of California, and said court determines for any reason that the jury bial waiver in this Dispute Resolution Provision is not enforceable with respect to that Dispute, then any party hereto may require that Dispute be resolved by judicial reference in accordance with California Code of Civil Procedure, Sections 638, . including without limitation whether the Dispute is subject to a judicial reference proceeding. **By agreelng to resolve Disputes by judicjal reference, each party ·· giving up any right that party may haya to a jury trial.** The referee shall be a retired judge, agreed upon by the parties, from AAA. If the parties cannot agree on the referee, the party who initially selected the reference procedure shall request a panel of ten retired judges from AAA, and the court shall select the referee from that panel. (If AM is unavailable to provide this service, the court may select a referee by such other procedures as are used by that court.) The referee shall be appointed to sit with all of the powers provided by law, including the power to hear and determine any or all of the issues in the proceeding, whether of fact or of law, and to report a statement of decision. The parties agree that time is of the essence in conducting the judicial reference proceeding set forth herein. The costs of the judicial reference proceeding, including the fee for the court reporter, shall be borne equally by the parties as the costs are incurred, unless otherwise awarded by the referee. The referee shall hear all pre-trial and post-bial matters (including without limitation requests for equitable relief), prepare a statement of decision with written findings of fact and conclusions of law, and apportion costs as appropriate. The referee shall be empowered to enter equitable relief as well as legal relief, provide all temporary or provisional remedies, enter equitable orders that are binding on the parties and rule on any motion that would be authorized in a trial, including without limitation motions for summary adjudication. Only for this Section 3, "Dispute" includes matters regarding the validity, enforceability, meaning, or scope of this Section, and (ii) class action claims brought by either party **as a class** representative on behalf of others and claims by a **class** representative on either party's behalf as a class member. **Judgment upon the award shall be entered in the court in which such proceeding was commenced and all**

PROMISSORY NOTE

parties shall have full rights of appeal. This provision will not be deemed to limit or constrain Bank or Lender's right of offset, to obtain provisional or ancillary remedies, to interplead funds in the event of a dispute, to exercise any security interest or lien Bank or Lender may hold in property or to comply with legal process involving accounts or other property held by Bank or Lender.

Nothing herein shall preclude a party from moving (prior to the court ordering judicial reference) to dismiss, stay or transfer the suit to a forum outside California on grounds that California is an improper, inconvenient or less suitable venue. If such motion is granted, this Section 3 shall not apply to any proceedings in the new forum.

This Section 3 may be invoked only with regard to Disputes filed in state or federal courts located in the State of California. In no event shall the provisions in this Section 3 diminish the force or effect of any venue selection or jurisdiction provision in this Agreement or any Related Document.

SECTION 4. Reliance. Each party (i) certifies that no one has represented to such party that the other party would not seek to enforce a jury waiver, class action waiver, arbitration provision or judicial reference provision in the event of suit, and (ii) acknowledges that it and the other party have been induced to enter into this Agreement by, among other things, material reliance upon the mutual waivers, agreements, and certifications in the four Sections of this DISPUTE RESOLUTION PROVISION.

ONLINE **BANKING** - LOAN **PAYMENTS.** From time to time, Lender may (but shall not be required to) permit loan payments to be made through its online banking website. Lender may impose or change any terms, conditions or restrictions with respect to making such online loan payments, including without limitation the minimum or maximum payment amounts, the types of accounts from which loan payments may be made and the types of payments that may be made online (including without limitation ordinary installment payments, principal-only payments or other types of payments). Whether Borrower is permitted to make online loan payments, and Lender's applicable terms, conditions and restrictions if such payments are permitted, **will be** reflected in the features available online when a user logs into the Lender's online banking website. By making any loan payments online, Borrower agrees to be bound by any such terms, conditions and restrictions imposed by Lender. Lender shall have the right to terminate Borrower's online loan payment capability at any time in Lender's sole discretion.

WAIVER OF DEFENSES AND RELEASE OF CLAIMS. The undersigned hereby (I) **represents that neither the undersigned nor any affiliate or principal of the undersigned has any defenses to or setoffs against any Indebtedness or other obligations owing by the undersigned, or by the undersigned's affiliates or principals, to Lender or Lender's affiliates (the "Obligations"), nor any claims against Lender or Lender's affiliates for any matter whatsoever, related or unrelated to the Obligations, and {Ii) releases Lender and Lender's affiliates, officers, directors, employees and agents from all claims, causes of action, and costs, In law or equity, known or unknown, whether or not matured or contingent, existing as of the date hereof that the undersigned has or may have by reason of any matter of any conceivable kind or character whatsoever, related or unrelated to the Obligations, Including the subject matter of this Agreement. The foregoing release does not apply, however, to claims for Mure performance of express contractual obligations that mature after the date hereof that are owing to the undersigned by Lender or Lender's affiliates. As used in this paragraph, the word "undersigned" does not include Lender or any individual signing on behalf of Lender. The undersigned acknowledges that Lender has been induced to enter into or continue the Obligations by, among other things, the waivers and releases in this paragraph.**

PROHIBITED DRUG LAW ACTIVITIES. Notwithstanding any other provision in the Note or any other document, agreement or instrument relating to the loan evidenced by the Note or other financial accommodations extended by Lender to Borrower {collectively, the "Loan") or guaranty thereof, whether now existing or hereafter arising (collectively, the "Loan Documents"), regarding the use, occupancy or leasing of all or any portion of real property owned, occupied or used by Borrower (collectively, the "Premises") and without limiting the generality of any of the negative covenants of Borrower in the Loan Documents, Borrower shall not use or occupy, or permit the use or occupancy of, the Premises (or any portion thereof), or enter into any lease, license, sublease, occupancy agreement or other agreement (collectively, "Lease") involving or providing for the use or occupancy of the Premises (or any portion thereof), in any manner that would be a violation of any federal, state or local law relating to the use, sale, possession, cultivation or distribution of any controlled substances, including without limitation any activity (whether for commercial or personal purposes) regulated under the California Compassionate Use Act of 1996, the California Adult Use of Marijuana Act of 2016 or any other law relating to the medicinal or recreational use or distribution of marijuana (collectively, "Prohibited Drug Law Activities") or entering into a Lease with any Person engaged or intending to engage in any Prohibited Drug Law Activities.

Any Lease involving or providing for the use or occupancy of the Premises entered into by Borrower during the term of the Loan shall expressly prohibit the tenant or other occupant of the Premises (or any portion thereof) from engaging or permitting others to engage in any Prohibited Drug Law Activities. In the event that Borrower becomes aware that any tenant, occupant or other Person is or may be using, occupying or leasing the Premises (or any portion thereof) with the intent to engage or is engaged in any Prohibited Drug Law Activities, Borrower shall terminate its agreement with such tenant, occupant or other Person and take all actions permitted under applicable law to discontinue such activities in or on the Premises and shall immediately notify Lender regarding the Prohibited Drug Law Activities and Borrower's actions to terminate such agreement and the Prohibited Drug Law Activities. Borrower shall keep Lender advised of each action it takes or plans to take in compliance with the requirements of this section.

Compliance with this section is a material consideration and inducement to Lender in its agreement to extend the Loan and other financial accommodations to Borrower hereunder. Any failure of Borrower to comply with the requirements under this section shall constitute a non-curable Event of Default upon written notice by Lender to Borrower thereof and, notwithstanding any provision herein or in the Loan Documents with respect to the right to cure an Event of Default, upon the occurrence of any breach, default or non-compliance of or under this section, Lender shall have the right to immediately exercise any and all remedies to which it may be entitled hereunder, under any of the other Loan Documents or otherwise under law.

In addition and not by way of limitation, Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any loss, claim, damage or liability arising from or related to Borrower's breach or violation of the covenants set forth herein. Borrower shall, within ten
(10) business days following a request from Lender, provide Lender with a written statement setting forth its efforts to comply with the provisions of this section and stating whether, to Borrower's knowledge, any Prohibited Drug Law Activities are or may be on-going or have occurred in, on or around the Premises.

For purposes of this section, "Person• means any natural person, corporation, division of a corporation, limited liability company, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

DOCUMENT IMAGING. Lender shall be entitled, in its sole discretion, to image or make copies of all or any selection of the agreements, instruments, documents, and items and records governing, arising from or relating to any of Borrower's loans, including, without limitation, this document and the Related Documents, and Lender may destroy or archive the paper originals. The parties hereto (i) waive any right to insist or require that Lender produce paper originals, (ii) agree that such images shall be accorded the same force and effect as the paper originals, (iii) agree that Lender is entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or other proceedings, and (iv) further agree that any executed facsimile (faxed), scanned, or other imaged copy of this document or any Related Document shall be deemed to be of the same force and effect as the original manually executed document.

NOTICE OF FINAL AGREEMENT. BY SIGNING THIS DOCUMENT THE UNDERSIGNED REPRESENTS AND AGREES THAT: (A) THIS AND THE

PROMISSORY NOTE

RELATED DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, (C) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

BUSINESS LOAN AGREEMENT. This Note is subject to the terms and conditions of that Business Loan Agreement dated October 16, 2024, between Borrower and Lender, as amended, modified, supplemented and restated.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral, or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS

PROMISSORY NOTE. BORROWER:

RIVULET ENTERTAINMENT, INC.

By /s/ Walter Geldenhuys______________--
Walter Geldenhuys, President of Rivulet Entertainment, Inc.
Entertainment, Inc.

By/s/ Diana Jakowchuk
Diana Jakowchuk, Secretary of Rivulet